UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (the “Board”) of Genasys Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee) approved the following compensation for Richard Danforth, the Company’s Chief Executive Officer, for the Company’s 2026 fiscal year: a base salary of $490,000, a cash bonus plan based on the achievement of specified performance objectives, a grant of 200,000 restricted stock units (“RSUs”) under the Company’s 2025 Equity Incentive Plan subject to time-based vesting, and a grant of 200,000 RSUs under such plan subject to performance-based vesting. The RSUs subject to time-based vesting vest with respect to 67,000 shares on December 31, 2026 and with respect to 133,000 shares on December 31, 2027.

Mr. Danforth’s target cash bonus corresponds to 100% of his base salary. The performance objectives for the cash bonus consist of a revenue measure (weighted 30%), an Annual Recurring Revenue (“ARR”) measure (weighted 30%), and a debt-repayment measure (weighted 40%). A cash bonus is payable if (a) the debt-repayment measure is achieved or (b) 85% of target revenue is achieved or (c) a specified portion of the target ARR measure is achieved (each of (b) and (c), a “Cash Bonus Threshold”). Once the debt repayment measure has been met, a cash bonus of $196,000 is payable. Once a Cash Bonus Threshold has been met, a cash bonus corresponding to between $73,500 and $294,000 is payable with respect to the applicable measure, with $294,000 payable if the applicable measure is achieved at the 135%+-of-target level. The minimum cash bonus payable is $0 and the maximum cash bonus payable is $784,000.

The performance objectives for the 200,000 performance-based RSUs consist of the same three performance objectives as for Mr. Danforth’s cash bonus, except that (i) the ARR measure is applied differently and (ii) no such RSUs vest until and unless all three performance objectives are met at specified levels. For any such RSUs to vest, the debt-repayment measure must be achieved, and each of the revenue and ARR measures must be achieved at the 95%-of-target level (such vesting condition, the “Performance RSU Vesting Threshold”). Once the Performance RSU Vesting Threshold has been met, 150,000 performance-based RSUs vest, with additional such RSUs vesting based on achievement percentages for the revenue and ARR measures between 95% and 100% of target. The minimum number of performance-based RSUs that can vest is 0, and the maximum number is 200,000. The shares underlying performance-based RSUs are earned on the day that the Company’s independent registered public accounting firm delivers its audit opinion with respect to the 2026 fiscal year. All time- and performance-based RSUs are subject to the change of control and severance provisions in Mr. Danforth’s employment agreement. In connection with the RSU grants, the Compensation Committee and the Board canceled performance-based options to purchase 800,000 shares granted to Mr. Danforth on October 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	January 30, 2026	By:	/s/ Richard S. Danforth
Richard S. Danforth Chief Executive Officer